ADDENDUM NO. 1

     This Addendum No. 1 is made this 16th day of May, 2005, by and between GTC Telecom Corp. ("GTC") and THE RAPAPORT FAMILY TRUST ("Investor") (together "Parties"), to amend the terms of that certain Subscription Agreement ("Agreement") and Convertible Note ("Note") entered into between GTC and Investor as of May 12, 2005. In the event the terms of the Agreement and the Note and this Addendum No. 1 conflict, the terms of this Addendum No. 1 shall control.

     In consideration of good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Parties agree as follows:

     The following portions of Section 1.01, is hereby amended to read as follows:

                                _________________

THE  NOTE

     Maturity          -    December  31,  2006

     Repayment
     Terms             -    Accrued Interest payable monthly (provided that in
                            the month where such Interest is due, the Company, after payment of all other then current obligations, has at least $300,000 remaining in available cash;
                            Principal paid upon Maturity).

                                _________________

     Paragraph  1  of  the  Note  is  hereby  deleted  and  replaced as follows:

                                _________________

     FOR VALUE RECEIVED, the undersigned, GTC TELECOM CORP., a Nevada corporation, its assigns, and successors (the "Company"), hereby promises to pay to the order of THE RAPAPORT FAMILY TRUST (the"Purchaser"), in lawful money of the United States of America, and in immediately available funds, the principal sum of ONE MILLION TWO HUNDRED THOUSAND DOLLARS ($1,200,000). The principal hereof and any unpaid accrued interest thereon shall be due and payable on or before 5:00 PM PACIFIC TIME ON DECEMBER 31, 2006 (unless such payment date is accelerated as provided in Section 5 hereof, extended as provided in Section 2 hereof, or unless this Note is converted as set forth in paragraph 1 hereof) ("Maturity"). Payment of all amounts due hereunder shall be made at the address of the Purchaser provided for in Section 6 hereof. The Company further promises to pay simple interest (the "Interest") at the rate of twelve percent (12%) per annum on the outstanding principal balance hereof, such interest to be paid monthly, on the fifteenth of each month (unless such day falls on a holiday or weekend, whereupon such date shall be extended to the next business day). Notwithstanding the above, Interest shall accrue and not be paid in those months where, after payment of all other then current obligations, the Company does not have at least $300,000 in available cash.

                                _________________


                            [Signature Page Follows]

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IN  WITNESS  WHEREOF,  the  parties hereto, by their duly authorized officers or other authorized signatory, have executed this Addendum as of the date first above written.

"GTC"                              "INVESTOR"


Sign:  /s/ Eric Clemons             Sign: /s/ Stephen M. Rapaport
Print: Eric Clemons                 Print: Stephen M. Rapaport
Title: President                    Title: